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                                                                   Exhibit 10.16
                       [LETTERHEAD OF PSW TECHNOLOGIES]

                          Recruiting Services Agreement

This Agreement made the 20th day of January, 1997 by PSW Technologies, Inc. a corporation of the state of Delaware ("PSW") and, Pencom Systems, Inc. ("Pencom") a corporation of the state of New York.

Purpose of Agreement

PSW wishes to engage your search and recruitment agency to provide job candidates to PSW in consideration for the fees specified in this Agreement.

Term of Agreement

This Agreement will last for one year from the date shown above. The agreement may be terminated for any reason by either party with 10 days written notice.

Skill and Experience Requirements

PSW will provide you with a written description of each position for which you are authorized to submit candidates by email, letter, or others written means agreed to by PSW and Pencom.

Fees & Expenses

Fees are specified in Attachment A. Fees will be payable to you for active, unique, and valid candidates. A candidate is considered active for 9 months after initial resume submission to PSW. A unique candidate is one who upon initial submission has not been previously submitted by another recruiting firm or actively pursued by internal PSW recruiting efforts within the last 9 months. A valid candidate is one who has been screened by Pencom prior to being submitted to PSW and has been determined to be a fit by Pencom for PSW's specific position requirements. PSW shall be the final authority in determining fees due under this agreement. Payment terms for fees payable to you are net 30 from the initial date of employment of your candidates hired by PSW. Unless otherwise specified in Attachment A, expenses are your responsibility and are not reimbursable.

Warranty

If an employee of PSW for whom you have been paid a fee terminates employment for any reason within 90 days, PSW shall, at its discretion, request Pencom to provide for a replacement hire at no charge, or to provide a credit for fees paid or due to Pencom. The credit shall be as follows based on the date the candidate first reported for employment with PSW (the "initial employment date"); the first 30 days following the initial employment date, the fee will be refundable in its entirety to PSW; if within 31 to 60 days of initial employment date, 67% will be refundable; if within 61 to 90 days, 33% will be refundable. 91 days after your candidates initial employment date by PSW' your fees are fully earned.

Non-Solicitation

During the term of this Agreement and for a period of twelve months thereafter, neither party shall solicit for employment or employ, (directly or indirectly, whether as an employee, independent contractor or otherwise) any employee of the other unless authorized in writing or email by an officer of PSW or Pencom.


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Confidential Information

You acknowledge that you may acquire technical, project and client information that is confidential to PSW Technologies (hereinafter "Confidential Information"). You agree to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, and not to allow any unauthorized person access to it, either before or after termination of this Agreement, without the prior written consent of PSW Technologies. Confidential Information shall not include any information which
(i) is in the public domain; (ii) is rightfully disclosed to you by a third party or (iii) was previously known to you.

Governing Law

This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Texas.


PSW TECHNOLOGIES                        PENCOM
Agreed and Accepted:                    Agreed and Accepted:

/s/ Patrick Motola                      /s/ Jonatha Wallace
----------------------------------      ----------------------------------

Name:  Patrick Motola                   Name: Jonatha Wallace
     -----------------------------           -----------------------------

Title: SR. VP-OPERATIONS                Title: VP
      ----------------------------            ----------------------------

Address: 6300  BRIDGEPOINT Pkwy         Address: 40 Fulton St.
        --------------------------              --------------------------
         BUILDING 3, SUITE 200                   NY  NY 10038
         AUSTIN, TX 78730
        --------------------------              --------------------------

Date: January 27, 1997                  Date: 1/29/97
     -----------------------------           -----------------------------

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                                  Attachment A

                                      Fees

See the Fees & Expenses section of the Agreement and the Warranty section of the Agreement for other relevant payment details.

PSW shall pay the following fees as a % of annual salary per the accepted offer letter by the candidate. These fees shall be based on the PSW Position Level as specified in the position on the PSW Web Page or as specified in the PSW Offer Letter. PSW shall be the final authority regarding the position level for which the fee applies. Fees shall also be based on the number of hires PSW has made with Pencom during 1997 for which a fee has been paid.

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PSW     Position Name                % of         % of         % of         % of
Level                              Annual       Annual       Annual       Annual
                                Salary 1-       Salary       Salary       Salary
                                    12 97     13-24 97     25-36 97       37+ 97
                                    hires        hires        hires        hires
================================================================================
13      Associate SW Engineer         20%          19%          18%          17%
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16      Software Engineer             20%          19%          18%          17%
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l9      Senior SW Engineer            20%          19%          18%          17%
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21      Architect                     20%          19%          l8%          17%
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21      Senior Manager                20%          19%          18%          17%
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21      Director/ Executive           25%          24%          23%          22%
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